Exhibit 4.3

SUBSCRIPTION INSTRUCTIONS

Please make sure that your subscription includes:

1.	one (1) signed copy of the Subscription Agreement with the information on pages 2 , 3 and 4 completed;

2.	a certified cheque or bank draft in an amount equal to the aggregate Subscription Price, payable in Canadian funds to "Dundee Securities Corporation" unless other acceptable payment arrangements have been made;

3.	IF THE SUBSCRIBER IS RESIDENT IN CANADA a duly completed and executed (i) Certificate of Subscribers in the form of Schedule "C", (ii) a Canadian Accredited Investor Certificate in the form of Schedule "D", and (iii) a Questionnaire in the form of Annex B to Schedule "F";

4.	IF THE SUBSCRIBER IS RESIDENT IN THE UNITED STATES, a duly completed and executed (i) Certificate of Subscribers in the form of Schedule "C", and (ii) a Questionnaire in the form of Annex B to Schedule "F"; and

5.	IF THE SUBSCRIBER IS NOT RESIDENT IN CANADA OR THE UNITED STATES, a duly completed and executed (i) Certificate of Subscribers in the form of Schedule "C", (ii) a Certificate of Non-Canadian Subscribers in the form of Schedule "E", and (iii) a Questionnaire in the form of Annex B to Schedule "F".

Please deliver your subscription to:

Dundee Securities Corporation
Dundee Place - 1 Adelaide Street East, Suite 2700
Toronto, Ontario M5C 2V9
Attention: Amanda Martin

Fax: (416) 849-1380

SUBSCRIPTION AGREEMENT FOR SUBSCRIPTION RECEIPTS

The securities subscribed for herein have not been and will not be registered under the United States Securities Act of 1933, as amended, and, subject to certain exceptions, may not be offered or sold in the United States or to a U.S. Person. The sale contemplated hereby is being made in reliance on a private placement exemption to "accredited investors" that satisfy the criteria set forth in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended.

TO:

U.S. GEOTHERMAL INC. (the "Corporation")

AND TO:

DUNDEE SECURITIES CORPORATION, CLARUS SECURITIES INC., and TOLL CROSS SECURITIES INC. (the "Agents")

AND TO:

DUNDEE SECURITIES INC. AND TOLL CROSS SECURITIES USA INC. (the "US Affiliates")

The undersigned (hereinafter referred to as the "Subscriber") hereby irrevocably subscribes for and agrees to purchase from the Corporation that number of subscription receipts set forth below (the "Subscription Receipts") for the aggregate consideration set forth below, representing a subscription price of $1.35 (Canadian) per

Subscription Receipt, upon and subject to the terms and conditions set forth in "Terms and Conditions of the Subscription for Subscription Receipts" attached hereto as Schedule "A" and as set forth in the other applicable schedules hereto (the "Offering"). Each Subscription Receipt will entitled the holder to receive on the Exchange Date (as defined below), one unit of the Corporation (a "Unit"). Each Unit is comprised of one common share of the Corporation (a "Common Share") and one-half of one Common Share purchase warrant (each whole warrant, a "Warrant"). Each whole Warrant entitles the holder thereof to acquire one Common Share of the Corporation at a price of US $1.75 at any time from the date of issuance until 4:00 p.m. (Vancouver time) on the date which is 24 months following the Closing Date (as defined below).

SUBSCRIPTION AND SUBSCRIBER INFORMATION

Please print all information (other than signatures), as applicable, in the space provided below

Number of Subscription
_________________________________	Receipts: __________________
(Name of Subscriber – please print)
Aggregate Consideration:
$ _________________________________
By: ______________________________	(number of Subscription Receipts x CDN$1.35)
(Authorized Signature)

_________________________________	_________________________________
(Please print name of individual whose signature appears above if different than the name of the subscriber printed above, and title if applicable.)

If the subscriber is signing as agent for a principal and the subscriber is not a trust corporation or a person purchasing as trustee or agent for accounts fully managed by it, in each case satisfying the criteria set forth in National Instrument 45-106, complete the following:

_________________________________	_________________________________
(Subscriber’s Address)	(Name of Principal)

_________________________________	_________________________________
(Telephone Number)	(Principal’s Address)

_________________________________	_________________________________
(Fax Number) (E-mail address)	(Telephone Number)

_________________________________
(Fax Number) (E-mail address)

Register the Subscription Receipts as set forth below:	Deliver the Subscription Receipts as set forth below:

_________________________________	_________________________________
(Name)	(Name)

_________________________________	_________________________________
(Account reference, if applicable)	(Account reference, if applicable)

_________________________________	_________________________________
(Address)	(Contact Name)

_________________________________
(Address)

_________________________________
(Telephone Number)

Present Ownership of Securities

The Subscriber either [check appropriate box]:

☐	owns directly or indirectly, or exercises control or direction over, _______Common Shares and convertible securities entitling the holder thereof to acquire an additional _______Common Shares;

or

☐	does not own directly or indirectly, or exercise control or direction over, Common Shares of the Corporation or securities convertible into Common Shares.

Insider Status

The Subscriber either [check appropriate box]:

☐	is an "Insider" of the Corporation; or

☐	is not an "Insider" of the Corporation.

"Insider" means:

(a)	a director or senior officer of the Corporation;

(b)	a director or senior officer of a person that is itself an insider or subsidiary of the Corporation;

(c)

a person that beneficially owns or controls, directly or indirectly securities of the Corporation carrying more than 10% of the voting rights attached to all the Corporation’s outstanding voting securities, or

(d)	the Corporation itself, if it has purchased, redeemed or otherwise acquired any securities of its own issue, for so long as it continues to hold those securities.

* * * * * * *

The following Schedules are attached to and incorporated by reference in this Subscription Agreement and are deemed to be a part hereof:

Schedule "A"	- Terms and Conditions of Subscriptions for Subscription Receipts
Schedule "B"	- Term Sheet
Schedule "C"	- Certificate of Subscribers
Schedule "D"	- Canadian Accredited Investor Certificate
Schedule "E"	- Certificate of Non-Canadian Subscribers (Other than U.S. Subscribers)
Schedule "F"	- Terms and Conditions of Registration Rights

Unless otherwise specified, all dollar amounts referred to in this Subscription Agreement are in Canadian dollars.

ACCEPTANCE: The Corporation hereby accepts the above subscription this ______day of ____________, 2009.

U.S. GEOTHERMAL INC.

Per: ________________________
Name:
Title:

SCHEDULE "A"

TERMS AND CONDITIONS OF SUBSCRIPTION FOR SUBSCRIPTION RECEIPTS

ARTICLE 1 - INTERPRETATION

1.1

Definitions

Whenever used in this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

"Accredited Investor" means those "accredited investors" specified in Rule 501(a) of Regulation D and, where the Subscriber is a Canadian resident, National Instrument 45-106 – Prospectus and Registration Exemptions.

"Agency Agreement" means the Agency Agreement to be dated as of the Closing Date entered into between the Agents and the Corporation in respect of the Offering.

"Agents" shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

"AMEX" means the NYSE Amex LLC.

"Broker Share" means a Common Share issued pursuant to the exercise of a Broker Warrant.

"Broker Warrants" means the broker warrants exercisable for a period of 24 months following the Closing to purchase Broker Shares at the US dollar equivalent of the Subscription Receipt Price (calculated as of the Closing Date) or such other price as permitted by the TSX.

"Business Day" means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Vancouver, B.C. or Boise, Idaho are not open for business.

"Closing" shall have the meaning ascribed to such term in Section 3.1.

"Closing Date" shall have the meaning ascribed to such term in Section 3.1.

"Closing Time" shall have the meaning ascribed to such term in Section 3.1.

"Common Share" means a common share in the capital of the Corporation as constituted as at the Closing Date.

"Compensation Options" shall have the meaning ascribed to such term in Section 9.1.

"Control Person" means a person, company or combination of persons or companies described in clause (c) of the definition of "distribution" in subsection 1(1) of the Securities Act (Ontario).

"Corporation" means U.S. Geothermal Inc. and includes any successor corporation to or of the Corporation.

"Designated Provinces" means each Province of Canada other than Quebec, designated by the Agents as a jurisdiction in which a receipt for the Final Prospectus is to be issued and includes each Province in which a Purchaser is resident.

"Exchange Date" means the date that is the earlier of: (a) the date on which a receipt is issued (or deemed to be issued) for the Final Prospectus qualifying the distribution of the Common Shares and Warrants to the holders of the Subscription Receipts in each of the Designated Provinces; and (b) the date which is four months and one day after the Closing Date.

"Final Prospectus" means the final version of the Prospectus.

"Insider" means (a) a director or senior officer of the Corporation, (b) a director or senior officer of a company that is an insider or subsidiary of the Corporation, or (c) any person who beneficially owns, directly or indirectly, voting securities of the Corporation or who exercises control or direction over voting securities of the Corporation or a combination of both carrying more than 10% of the voting rights attached to all voting securities of the Corporation for the time being outstanding.

"Offering" shall have the meaning ascribed to such term on the page 2 of this Subscription Agreement.

"person" means any individual (whether acting as an executor, trustee administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning.

"Preliminary Prospectus" means the preliminary version of the Prospectus.

"Prospectus", as the context may require, means the preliminary and final version of the prospectus to be filed in each Designated Province relating to the distribution of the Common Shares and Warrants to the holders of the Subscription Receipts upon exercise thereof and, unless the context otherwise requires, includes any amendments or supplements thereto, and "Prospectuses" means both the Preliminary Prospectus and Final Prospectus.

"Regulation D" means Regulation D adopted by the SEC under the U.S. Securities Act;

"Regulation S" means Regulation S adopted by the SEC under the U.S. Securities Act.

"Securities" means the Subscription Receipts, the Common Shares and Warrants comprising the Units, and the Warrant Shares.

"Securities Laws" means, as applicable, the securities laws, regulations, rules, rulings and orders in each of the Selling Jurisdictions, and the notices, policies and written interpretations issued by the Securities Regulators in each of the Selling Jurisdictions, and the rules of the TSX and AMEX.

"Securities Regulators" means the securities commissions or other securities regulatory authorities of all of the Selling Jurisdictions or the relevant Selling Jurisdiction as the context so requires.

"Selling Jurisdictions" means each of the provinces of Canada, other than Quebec, and the United States and such other jurisdictions which are agreed to by the Corporation and the Agents; and "Selling Jurisdiction" means, in the case of any Subscriber, the jurisdiction in which such Subscriber is resident.

"Subscriber" means the subscriber for the Subscription Receipts as set out on page 2 of this Subscription Agreement.

"Subscription Agreement" means this subscription agreement (including any schedules hereto) and any instrument amending this Subscription Agreement; "hereof", "hereto", "hereunder", "herein" and similar expressions mean and refer to this Subscription Agreement and not to a particular Article or Section; and the expression "Article" or "Section" followed by a number means and refers to the specified Article or Section of this Subscription Agreement.

"Subscription Amount" means an amount equal to the Subscription Receipt Price multiplied by the number of Subscription Receipts subscribed for and paid for pursuant to this Subscription Agreement.

"Subscription Receipt Agreement" shall have the meaning ascribed to such term in Section 2.2.

"Subscription Receipts" shall have the meaning ascribed to such term on page 2 of this Subscription Agreement.

"Subscription Receipt Price" means the subscription price per Subscription Receipt under this Offering.

"Term Sheet" means the term sheet delivered to potential purchasers of the Subscription Receipts, a copy of which is attached hereto as Schedule "B".

"TSX" means the Toronto Stock Exchange.

"Unit" consists of one Common Share and one-half of one Warrant.

"United States" means the United States of America, its territories and possessions, any State of the United States of America and the District of Columbia.

"U.S. Person" shall have the meaning ascribed to such term in Rule 902(k) of Regulation S under the U.S. Securities Act.

"U.S. Securities Act" means the United States Securities Act of 1933, as amended.

"Warrant" means a Common Share purchase warrant entitling the holder to purchase a Common Share at US$1.75 for 24 months following the closing of the Offering.

"Warrant Share" means each Common Share issuable upon exercise of a Warrant.

1.2

Gender and Number

     Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

1.3

Currency

     Unless otherwise specified, all dollar amounts in this Subscription Agreement, including the symbol "$", are expressed in Canadian dollars.

1.4

Subdivisions, Headings and Table of Contents

     The division of this Subscription Agreement into Articles, Sections, Schedules and other subdivisions and the inclusion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement. The headings in this Subscription Agreement are not intended to be full or precise descriptions of the text to which they refer. Unless something in the subject matter or context is inconsistent therewith, references herein to an Article, Section, Subsection, paragraph, clause or Schedule are to the applicable article, section, subsection, paragraph, clause or schedule of this Subscription Agreement.

ARTICLE 2 - SUBSCRIPTION AND DESCRIPTION OF SUBSCRIPTION RECEIPTS

2.1

Subscription for the Subscription Receipts

     The Subscriber hereby confirms its irrevocable subscription for and offer to purchase Subscription Receipts from the Corporation, on and subject to the terms and conditions set out in this Subscription Agreement, for the Subscription Amount which is payable as described in Article 3 hereto.

2.2

Creation and Issuance of Subscription Receipts

     The Subscription Receipts shall be created and issued pursuant to a subscription receipt agreement (the "Subscription Receipt Agreement") to be entered into between the Corporation and the Agents to be dated as of the Closing Date. The specific attributes of the Subscription Receipts shall be set forth in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will provide, among other items, that the Subscription Receipts will automatically convert into Units on the Exchange Date, without any action, including additional payment, required on the part of the holders thereof.

The Term Sheet, a copy of which is attached hereto as Schedule "B", summarizes the terms of the Subscription Receipts. The description of the Subscription Receipts contained in the Term Sheet and this Subscription Agreement is a summary only and is qualified in its entirety by the Subscription Receipt Agreement. The provisions of the Subscription Receipt Agreement and the attributes and characteristics of the Subscription Receipts provided for therein shall be substantially as described herein, with such changes thereto as the Agents and the Corporation may agree, and otherwise the Subscription Receipt Agreement shall be in such form and contain such terms and provisions as are reasonably satisfactory to both the Corporation and the Agents.

2.3

Acceptance and Rejection of Subscription by the Corporation

The Subscriber acknowledges and agrees that the Corporation and the Agents reserve the right, in their absolute discretion, to reject this subscription for Subscription Receipts, in whole or in part, at any time prior to the Closing Time. If this subscription is rejected in whole, any cheques or other forms of payment delivered to the Agents representing the Subscription Amount will be promptly returned to the Subscriber without interest or deduction. If this subscription is accepted only in part, a cheque representing any refund of the Subscription Amount for that portion of the subscription for Subscription Receipts which is not accepted, will be promptly delivered to the Subscriber without interest or deduction.

ARTICLE 3 - CLOSING

3.1

Closing

Delivery and sale of the Subscription Receipts and payment of the Subscription Amount will be completed (the "Closing") at the offices of the Corporation’s counsel, Goodmans, 355 Burrard Street, Suite 1900, Vancouver, BC V6C 2G8 and 250 Yonge Street, Suite 2400, Toronto, Ontario, M5B 2M6 at 7 a.m. (Vancouver time) (the "Closing Time") on August 12, 2009 or such other date or time as the Corporation and the Agents may decide (the "Closing Date").

Certificates representing the Subscription Receipts will be available for delivery to the Subscriber following Closing, provided (i) the Subscriber has satisfied the conditions described in section 3.2 hereof and (ii) the Corporation has accepted this Subscription Agreement. If payment has not yet been made for the Subscription Receipts as described in section 3.2(a) hereof on or before Closing, Certificates representing the Subscription Receipts will be released to the Subscriber against payment to the Corporation of the amount of the Subscription Amount for the Subscription Receipts in freely transferable Canadian funds. Such payment is to be made by bank draft, certified cheque or other form of immediately available funds payable in favour of "Dundee Securities Corporation" or such other person as the Corporation shall advise the Subscriber.

3.2 Conditions of Closing

The Subscriber acknowledges and agrees that the obligations of the Corporation hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Time:

(a)	unless other arrangements acceptable to the Corporation have been made, payment by the Subscriber of the Subscription Amount by certified cheque, bank draft or other acceptable means in Canadian dollars payable to "Dundee Securities Corporation".

(b)	the Subscriber having properly completed, signed and delivered this Subscription Agreement to:

Dundee Securities Corporation

Dundee Place - 1 Adelaide Street East, Suite 2700 Toronto, Ontario M5C 2V9

Attention: Amanda Martin Fax: (416) 849-1380

(c)	the Subscriber having properly completed, signed and delivered Schedule "C", Schedule "D", Schedule "E" and Annex B to Schedule "F", as applicable:

(i)	ALL SUBSCRIBERS

a duly completed and executed Certificate of Subscribers in the form attached to the Subscription Agreement as Schedule "C" and Annex B to Schedule "F";

(ii)	ALL CANADIAN SUBSCRIBERS

a duly completed and executed Canadian Accredited Investor Certificate in the form attached to this Subscription Agreement as Schedule "D" (in addition to Schedule "C" and Annex B to Schedule "F"); and

(iii)	ALL SUBSCRIBERS WHO ARE NOT RESIDENT IN CANADA OR THE UNITED STATES

a duly completed and executed Certificate of Non-Canadian Subscribers in the form attached to this Subscription Agreement as Schedule "E" (in addition to Schedule "C" and Annex B to Schedule "F").

The Corporation acknowledges and agrees that the obligations of the Subscriber hereunder are conditional on the accuracy of the representations and warranties of the Corporation contained in this Subscription Agreement and in the Agency Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following conditions, amongst others, as soon as possible and in any event not later than the Closing Time:

(a)

all covenants, agreements and conditions contained in this Subscription Agreement and in the Agency Agreement to be performed by the Corporation on or prior to the Closing shall have been performed or complied in all material aspects, including without limitation, obtaining conditional approval from the TSX and AMEX for the Offering and to list the Common Shares, Warrant Shares and Broker Shares that form part of the Securities; and

(b)	the Corporation shall have delivered to the Agents’ counsel the following items:

(i)	a copy of the certificates representing the Subscription Receipts purchased by the Subscriber registered in the name of the Subscriber or its nominee;

(ii)	a copy of this Subscription Agreement duly executed by the Corporation; and

(iii)	such other documents relating to the transactions contemplated by this Subscription Agreement and the Agency Agreement as the Agents or their counsel may reasonably request.

ARTICLE 4 - REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CORPORATION

4.1

Representations, Warranties and Covenants of the Corporation

By execution of this Subscription Agreement, the Corporation hereby agrees with the Subscriber that the Subscriber shall be entitled to rely on the representations, warranties and covenants made by the Corporation in this Subscription Agreement (including the Schedules hereto) and to the Agents as set forth in the Agency Agreement (to the extent that they have not been varied, amended, altered or waived, in whole or in part, by the Agents). Such representations, warranties and covenants shall form an integral part of this Subscription Agreement and shall survive the Closing of the purchase and sale of the Subscription Receipts and shall continue in full force and effect for the benefit of the Subscriber in accordance with the terms of this Subscription Agreement and the Agency Agreement.

The Corporation, hereby represents and warrants to, and covenants with, the Subscriber and Agents as follows and acknowledges that the Subscriber and the Agents are relying on such representations, warranties and covenants in connection with the transactions contemplated herein:

(a)	The Corporation acknowledges and agrees to the terms and conditions set out in Schedule "F".

(b)	No form of general solicitation or general advertising (including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or electronic display (including the internet) or any seminar or meeting whose attendees had been invited by general solicitation or general advertising) was used by the Corporation or, to the best of its knowledge, any other person acting on behalf of the Corporation (other than the Agents and persons acting on their behalf, as to which no representation is made), in respect of or in connection with the offer and sale of the Subscription Receipts in the United States or elsewhere or to citizens or residents of the United States or elsewhere.

(c)	Neither the Corporation nor any person authorized to act on its behalf (other than the Agents and persons acting on their behalf, as to which no representation is made) has sold or offered for sale any Subscription Receipts, or solicited any offers to buy any Subscription Receipts thereby so as to cause the issuance or sale of any of the Subscription Receipts to be in violation of Section 5 of the U.S. Securities Act, or Canadian or other securities laws.

(d)	The Corporation is not an open-end investment company, closed-end investment company, unit investment or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended.

(e)	The Corporation has not, for a period of six months prior to the date hereof sold, offered for sale or solicited any offer to buy any of its securities in a manner that would be integrated with the offer and sale of the Subscription Receipts and would cause the exemption from registration set forth in Rule 506 of Regulation D under the U.S. Securities Act to become unavailable with respect to the offer and sale of the Subscription Receipts.

(f)	The Corporation will use commercially reasonable efforts to ensure that there is available "adequate current public information" with respect to the Corporation within the meaning of Rule 144(c) under the U.S. Securities Act commencing six months after the Closing Date and at all times thereafter when the registration statement referred to in Section 4.1(a) is not effective and up to date.

(g)	At any time that the Corporation is neither subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Corporation shall at the request of the Subscriber or any prospective purchaser designated by the Subscriber, promptly provide to such person with reasonable promptness, the information specified in Rule 144A(d)(4)(i) under the U.S. Securities Act.

(h)	The Corporation will cause the Preliminary Prospectus and any other documents required to be filed therewith to be prepared and filed with the Securities Commission in each of the Designated Provinces in accordance with all applicable Securities Laws and as expeditiously as reasonably practicable after the Closing Date, in each case in form and substance reasonably satisfactory to the Agents.

(i)	The Corporation will use its commercially reasonable efforts to obtain receipts for the Final Prospectus and to qualify the Common Shares and Warrants for distribution in the Designated Provinces to the holders of Subscription Receipts upon the exercise thereof.

(j)	The Corporation will promptly comply with all filing and other requirements under all applicable Securities Laws, including where required by the Agency Agreement, the filing of amendments to the Prospectuses in each of the Designated Provinces.

(k)	Upon or prior to the exercise of the Subscription Receipts, the Corporation will cause the Final Prospectus to be delivered to each of the registered holders of Subscription Receipts or any transferees thereof.

ARTICLE 5 - REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGMENTS OF THE SUBSCRIBER

5.1

Representations, Warranties and Covenants of the Subscriber

The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, hereby represents and warrants to, and covenants with, the Corporation and Agents as follows and acknowledges that the Corporation and the Agents are relying on such representations, warranties and covenants in connection with the transactions contemplated herein:

(a)	The matters set forth on page 2, 3 and 4 of this Subscription Agreement are true and correct as of the date of execution of this Subscription Agreement and will be true and correct as of the Closing Time.

(b)	The Subscriber and each beneficial purchaser for whom it is acting is a resident in the jurisdiction set out on page 2 of this Subscription Agreement. Such address was not created and is not used solely for the purpose of acquiring the Subscription Receipts and the Subscriber and any beneficial purchaser was solicited to purchase and executed this Subscription Agreement in such jurisdiction.

(c)	The Subscriber has properly completed, executed and delivered to the Agents within the applicable time periods the certificate(s) set forth in Schedule "C" and Annex B to Schedule "F" and Schedule "D", and Schedule "E", as applicable, to this Subscription Agreement and the information contained therein is true and correct.

(d)	The representations, warranties and covenants contained in this Schedule A and in the other applicable Schedules to this Subscription Agreement are true and correct as of the date of execution of this Subscription Agreement and will be true and correct as of the Closing Time.

(e)	If the Subscriber, or any beneficial purchaser for whom it is acting, is not a person resident in Canada or the United States, the subscription for the Subscription Receipts by and the issuance and delivery of the Subscription Receipts to the Subscriber, or such beneficial purchaser, does not contravene any of the applicable securities legislation in the jurisdiction in which the Subscriber or such beneficial purchaser resides and does not give rise to any obligation of the Corporation to prepare and file a prospectus or similar document or to register the Securities or to be registered with or to file any report or notice with any governmental or regulatory authority of any kind whatsoever.

(f)	The execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for Subscription Receipts and the completion of the transactions described herein by the Subscriber will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber, the Securities Laws or any other laws applicable to the Subscriber, any agreement to which the Subscriber is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Subscriber.

(g)	The funds representing the Subscription Amount which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) Act (Canada) (the "PCMLA") and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLA. To the best of its knowledge: none of the funds comprising the Subscription Amount to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true and provide the Corporation with appropriate information in connection therewith.

(h)	The Subscriber is subscribing for the Subscription Receipts as principal (within the meaning of applicable Securities Laws) and not with a view to the resale or distribution of all or any of the Securities or if it is not subscribing as principal, it acknowledges that the Corporation may be required by law to disclose (and if required by law the Subscriber agrees to disclose) to certain regulatory authorities the identity of each beneficial purchaser of the Subscription Receipts for whom it is acting.

(i)	In the case of a subscription for the Subscription Receipts by the Subscriber acting as trustee or agent (including, for greater certainty, a portfolio manager or comparable adviser) for a principal, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of each such beneficial purchaser, each of whom is subscribing as principal for its own account, not for the benefit of any other person and not with a view to the resale or distribution of all or any of the Securities, and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of and constitutes a legal, valid and binding agreement of, such principal, and the Subscriber acknowledges that the Corporation may be required by law to disclose (and if required by law the Subscriber agrees to disclose) the identity of each beneficial purchaser for whom the Subscriber is acting.

(j)	If the Subscriber is an "insider" or "affiliate" of the Corporation (as such terms are defined under applicable Securities Laws), the Subscriber shall, at the time of the sale of Subscription Receipts, have no reasonable grounds to believe that the Corporation is in default of any requirement of any applicable Securities Laws to which the Corporation is subject.

(k)

In the case of a subscription for the Subscription Receipts by the Subscriber acting as principal, this Subscription Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the Subscriber. This Subscription Agreement is enforceable in accordance with its terms against the Subscriber and any beneficial purchasers on whose behalf the Subscriber is acting.

(l)	If the Subscriber is:

(i)	a corporation, the Subscriber is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Subscription Receipts as contemplated herein and to carry out and perform its obligations under the terms of this Subscription Agreement;

(ii)	a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof; or

(iii)	an individual, the Subscriber is of the full age of majority and is legally competent to execute this Subscription Agreement and to observe and perform his or her covenants and obligations hereunder.

(m)	Other than the Agents, to the best of the Subscriber’s knowledge, there is no person acting or purporting to act in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee. If any person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Subscription Receipts, the Subscriber covenants to indemnify and hold harmless the Corporation and the Agents with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

(n)	The Subscriber is not, with respect to the Corporation or any of its affiliates, a Control Person and the Subscriber will not become a Control Person by purchasing the number of Subscription Receipts subscribed for under this Subscription Agreement and does not intend to act jointly or in concert with any other person to form a control group in respect of the Corporation.

(o)	If required by applicable Securities Laws or the Corporation, the Subscriber will execute, deliver and file or assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Subscription Receipts as may be required by any securities commission, stock exchange or other regulatory authority.

(p)	The Subscriber, and each beneficial purchaser for whom it is acting hereunder, have been advised to consult their own legal advisors with respect to trading in any of the Securities with respect to the resale restrictions imposed by the Securities Laws of the jurisdiction in which the Subscriber resides, other applicable Securities Laws, and the policies of the TSX and AMEX, and subject to the registration rights described in Schedule "F" acknowledges that no representation has been made respecting the applicable hold periods imposed by the Securities Laws or other resale restrictions applicable to such securities which restrict the ability of the Subscriber (or others for whom it is contracting hereunder) to resell such securities, that the Subscriber (or others for whom it is contracting hereunder) is solely responsible to find out what these restrictions are and the Subscriber is solely responsible (and the Corporation and the Agents are not in any way responsible) for compliance with applicable resale restrictions and the Subscriber is aware that it (or beneficial purchasers for whom it is contracting hereunder) may not be able to resell such securities except in accordance with limited exemptions under the Securities Laws and other applicable securities laws.

(q)	The Subscriber has not received nor been provided with, has not requested and does not have any need to receive a prospectus or offering memorandum, within the meaning of the Securities Laws, or any sales or advertising literature in connection with the Offering and the Subscriber’s decision to subscribe for the Subscription Receipts was based upon the Corporation’s publicly available documents included in the Edgar database administered by the SEC and the SEDAR database administered under the direction of the Canadian Securities Administrators. The Subscriber’s investment decision was not otherwise based upon, and the Subscriber has not relied upon, any verbal or written representations as to facts made by or on behalf of the Corporation.

(r)	The Subscriber (and, if applicable, others for whom it is contracting hereunder) has relied solely upon publicly available information relating to the Corporation, this Subscription Agreement and the Agency Agreement and not upon any verbal or written representation as to any fact or otherwise made by or on behalf of the Corporation, the Agents or any employee, agent or affiliate thereof or any other person associated therewith. The Agents assumes no responsibility or liability of any nature whatsoever for the accuracy or adequacy of the publicly available information upon which the Subscriber’s investment decision has been made or as to whether all information concerning the Corporation required to be disclosed by the Corporation has been disclosed.

(s)	The Subscriber is not purchasing the Subscription Receipts with knowledge of material information concerning the Corporation which has not been generally or publicly disclosed.

(t)	No person has made any written or oral representations:

(i)	that any person will resell or repurchase any of the Securities;

(ii)	that any person will refund the Subscription Amount; or

(iii)	as to the future price or value of any of the Securities.

(u)

The subscription for the Subscription Receipts has not been made through or as a result of, and the offer and sale of the Subscription Receipts is not being accompanied by any advertisement, including without limitation in printed public media, radio, television or telecommunications, including electronic display, or as part of a general solicitation.

5.2 Acknowledgments of the Subscriber

     The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, acknowledges and agrees as follows:

(a)	The Subscriber has received and reviewed a copy of the Term Sheet setting out the principal terms of the Offering.

(b)	The Subscriber acknowledges that the aggregate gross proceeds of the Offering will be up to approximately $10,935,000.

(c)	No securities commission, agency, governmental authority, regulatory body, stock exchange or similar regulatory authority has reviewed, passed, made any finding or determination, or recommended or endorsed on the merits of the Subscription Receipts.

(d)	Subject to the registration rights described in Schedule "F", the Securities shall be subject to statutory resale restrictions under the Securities Laws of the province, territory or jurisdiction in which the Subscriber resides and the U.S. Securities Act and under other applicable Securities Laws, and the Subscriber covenants that it will not resell any of the Securities except in compliance with such laws and the Subscriber acknowledges that it is solely responsible (and the Corporation and the Agents are not in any way responsible) to find out what those restrictions are and to comply with them before selling any of the Securities.

(e)	The Subscriber’s ability to transfer any of the Securities is limited by, among other things, applicable Securities Laws.

(f)	The certificates representing the Subscription Receipts and Compensation Options (and, if issued prior to Exchange Date, any certificates representing the Common Shares and Warrants comprising the Units, the Warrant Shares, Broker Warrants and Broker Shares) will bear, as of the Closing Date, a legend substantially in the following form and with the necessary information inserted:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE <INSERT DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER THE CLOSING DATE>.

(g)	In addition, the certificates representing the Subscription Receipts and Compensation Options (and, if issued prior to the Exchange Date, the certificates representing the Common Shares and Warrants comprising the Units, the Warrant Shares, Broker Warrants and Broker Shares) will also bear a legend substantially in the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE ("TSX"); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON THE TSX."

(h)	The Subscriber, and each beneficial purchaser for whom it is acting hereunder, shall execute, deliver, file and otherwise assist the Corporation and Agents with filing all documentation required by the applicable Securities Laws to permit the subscription for the Subscription Receipts and the issuance of the Securities.

(i)	No prospectus or offering memorandum, within the meaning of the Securities Laws, or other similar disclosure document has been filed by the Corporation with a securities commission, securities regulatory authority or other governmental or regulatory authority in the United States, in any province in Canada or any other jurisdiction in connection with the issuance of the Subscription Receipts.

(j)	The Agents and/or their directors, officers, employees, agents and representatives assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any such publicly available information concerning the Corporation or as to whether all information concerning the Corporation that is required to be disclosed or filed by the Corporation under the Securities Laws has been so disclosed or filed.

(k)	The Corporation and Agents are relying on the representations, warranties and covenants contained herein and in the applicable Schedules attached hereto to determine the Subscriber’s eligibility to subscribe for the Subscription Receipts under applicable Securities Laws and the Subscriber agrees to indemnify each of the Corporation and the Agents, and each of its directors and officers against all losses, claims, costs, expenses, damages or liabilities which any of them may suffer or incur as a result of or arising from reliance thereon. The Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber set forth in such applicable Schedules which takes place prior to the Closing Time.

(l)

The Corporation is relying on an exemption from the requirement to provide the Subscriber with a prospectus under the Securities Laws of Canada and as a consequence of acquiring the Subscription Receipts pursuant to such exemption:

(i)	in the event that a receipt for a Final Prospectus is not obtained by the Corporation by the Exchange Date, certain protections, rights and remedies provided by applicable Securities Laws, including statutory rights of rescission and certain statutory remedies against an issuer, Agents, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus, will not be available to the Subscriber and each beneficial person for whom it is contracting hereunder, or, if applicable, others for whom you are contracting hereunder;

(ii)	the common law may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement;

(iii)	the Subscriber and each beneficial person for whom it is contracting hereunder, may not receive information that would otherwise be required to be given under applicable Securities Laws; and

(iv)	the Corporation is relieved from certain obligations that would otherwise apply under applicable Securities Laws.

(m)

The Securities are "restricted securities" as defined in Rule 144(a)(3) under the U.S. Securities Act and have not been registered under the U.S. Securities Act or any state securities laws and may not be reoffered or resold in the United States or to U.S. Persons unless registered under the U.S. Securities Act and applicable state securities laws, as contemplated in Schedule "F", or an exemption from such registration requirements is available. Until resales of the Securities are registered under the U.S. Securities Act, the Securities may not practically be able to be offered and sold on the TSX pursuant to Rule 904 under the U.S. Securities Act since the Securities will remain "restricted securities" pursuant to Rule 905 of Regulation S under the U.S. Securities Act.

(n)

The Subscriber agrees that if the Subscriber decides to offer, sell, pledge or otherwise transfer any of the Securities, the Subscriber will not offer, sell, pledge or otherwise transfer any of the Securities, directly or indirectly, unless;

(i)	the sale is to the Corporation; or

(ii)	made pursuant to an effective registration statement under the U.S. Securities Act; or

(iii)	the sale is made outside the United States in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations; or

(iv)	the sale is made in compliance with an exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities law; or

(v)	the Securities are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws.

(o)	There is no government insurance or other insurance covering the Securities.

(p)	AN INVESTMENT IN THE SUBSCRIPTION RECEIPTS AND UNDERLYING SECURITIES IS NOT WITHOUT RISK AND THE SUBSCRIBER (AND ANY BENEFICIAL PURCHASER) MAY LOSE HIS, HER OR ITS ENTIRE INVESTMENT.

(q)	The Corporation may complete additional financings in the future in order to develop the business of the Corporation and fund its ongoing development, and such future financings may have a dilutive effect on current securityholders of the Corporation, including the Subscriber, but there is no assurance that such financing will be available, on reasonable terms or at all, and if not available, the Corporation may be unable to fund its ongoing development.

(r)	The Subscriber has such knowledge, or has received advice, in financial and business affairs as to be capable of evaluating the merits and risks of the Subscriber’s investment, and the Subscriber, or where the Subscriber is not purchasing as principal, each beneficial purchaser, is able to bear the economic risk of loss of its investment.

(s)	The Subscriber, and each beneficial person for whom it is contracting hereunder, is responsible for obtaining such legal, investment, tax and other professional advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement (including the resale and transfer restrictions referred to herein), and, without limiting the generality of the foregoing:

(i)	the Corporation’s counsel are acting solely as counsel to the Corporation and not as counsel to the Subscriber;

(ii)	the Agents’ counsel are acting solely as counsel to the Agents and not as counsel to the Subscriber; and

(iii)	the Agents are acting solely as financial advisors to, and Agents of, the Corporation and not as financial advisors to the Subscriber, or as Agents of, the Subscriber, except insofar as is necessary at the Closing to deliver payment for the Subscription Receipts to the Corporation on behalf of the Subscriber and to accept and deliver the Subscription Receipts to the Subscriber after the Closing.

(t)	The Subscription Receipts have not been registered under the U.S. Securities Act or any state securities laws, and the sale contemplated hereby is being made in reliance on the a private placement exemption to Accredited Investors (as defined in Rule 506 under the U.S. Securities Act).

(u)	The Subscriber understands that, until such time as is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, all certificates representing the Securities, as well as all certificates issued in exchange for or in substitution of the foregoing securities, will bear a legend to the following effect:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO THE CORPORATION, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT IF AVAILABLE, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (E) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS; PROVIDED THAT, IN CONNECTION WITH A TRANSFER PURSUANT TO (C), (D) OR (E) ABOVE, AN OPINION OF COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION HAS BEEN PROVIDED TO THE CORPORATION TO SUCH EFFECT.

if the Securities are being sold pursuant sections (C) through (E) of the foregoing legend, the legend may be removed by delivery to the Corporation’s registrar and transfer agent and the Corporation of an opinion of counsel, of recognized standing in form and substance satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(v)	The Subscriber acknowledges and agrees that the Warrants may not be exercised unless an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available to the holder and the holder has furnished an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to such effect; provided, however, that the undersigned will not be required to deliver an opinion of counsel in connection with its exercise of the Warrants on its own behalf, or on behalf of the original beneficial purchaser for which it is subscribing for Subscription Receipts hereunder (if any), at a time when it, and such original beneficial purchaser (if any), are accredited investors as defined under the U.S. Securities Act.

(w)	The Subscriber acknowledges and agrees that upon the original issuance of the Warrants, and until such time as it is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, all certificates representing the Warrants and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

"THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IS AVAILABLE, AND, UNLESS THE HOLDER IS OR IS EXERCISING ON BEHALF OF THE ORIGINAL HOLDER AND IS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(a) OF REGULATION D UNDER THE U.S. SECURITIES ACT, THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT."

(x)	The Subscriber understands and agrees that there may be material tax consequences to the Subscriber of an acquisition or disposition of the Securities, and the Subscriber acknowledges that it is responsible for determining the tax consequences of its investments. The Corporation gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or Canadian or other foreign tax law of the Subscriber’s acquisition or disposition of such securities.

(y)	Subject to the terms and conditions of the registration rights set forth in Schedule "F", it acknowledges that such registration rights may be amended or waived by holders holding a majority of the Registrable Securities (as defined in Schedule "F") pursuant to Section 7(d) thereof, and that the Corporation’s obligations under Schedule "F" are conditioned upon the Subscriber cooperating with the Corporation as reasonably requested by the Corporation in connection with the preparation and filing of any Registration Statement hereunder, including but not limited to providing such information in a timely manner regarding itself, the Subscription Receipts and other securities of the Corporation held by it and the intended method of disposition of the Subscription Receipts as shall be reasonably required to effect and maintain the effectiveness of the registration of such Subscription Receipts.

5.3

Reliance on Representations, Warranties, Covenants and Acknowledgements

The Subscriber acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Subscriber in this Subscription Agreement are made with the intention that they may be relied upon by the Corporation and the Agents in determining the Subscriber’s eligibility (and, if applicable, the eligibility of others for whom the Subscriber is contracting hereunder) to purchase the Subscription Receipts under Securities Laws. The Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber set forth in this Subscription Agreement, or in any document furnished by the Subscriber to the Corporation or the Agents in connection with this Subscription Agreement, which takes place at or prior to the Closing Time.

The Subscriber further agrees that by accepting the Subscription Receipts, the Subscriber shall be representing and warranting that such representations, warranties, acknowledgements and covenants are true as at the Closing Time with the same force and effect as if they had been made by the Subscriber at the Closing Time and that they shall survive the purchase by the Subscriber of the Subscription Receipts and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of any of Subscription Receipts.

ARTICLE 6 - SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1

Survival of Representations, Warranties and Covenants of the Corporation

The representations, warranties and covenants of the Corporation contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Subscriber with respect thereto, shall continue in full force and effect for the benefit of the Subscriber and the Agents (as provided herein).

6.2

Survival of Representations, Warranties and Covenants of the Subscriber

The representations, warranties and covenants of the Subscriber contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Corporation or the Agents with respect thereto, shall continue in full force and effect for the benefit of the Corporation and the Agents.

ARTICLE 7 - INDEMNITY

7.1

Indemnity

The Subscriber shall indemnify and hold harmless each of the Corporation and the Agents and each of their respective directors, officers, employees, agents, advisers and shareholders (collectively, the "Indemnified Parties" and each an "Indemnified Party") from and against any and all actual or threatened claims, actions, suits, investigations and proceedings (collectively, the "Proceedings") and any and all losses, liabilities, claims, damages, fees, costs and expenses, all amounts paid to settle any Proceeding or to satisfy any judgment or award, and all legal fees and disbursements incurred by an Indemnified Party (including legal fees and disbursements incurred in enforcing this indemnity), caused or arising, directly or indirectly, by reason of or in consequence of, any representation or warranty of the Subscriber contained in this Subscription Agreement or in any document furnished by the Subscriber to the Corporation or the Agents in connection with this Subscription Agreement being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber in this Subscription Agreement or in any document furnished by the Subscriber to the Corporation or the Agents in connection with this Subscription Agreement.

ARTICLE 8 - AUTHORIZATION OF THE AGENTS

8.1

Authorization of the Agents

The Subscriber irrevocably authorizes the Agents in their sole and absolute discretion, to act as the Subscriber’s representative at the Closing, and hereby appoints the Agents and the US Affiliates, with full power of substitution, as its true and lawful attorney with full power and authority in the Subscriber’s place and stead:

(a)	to receive certificates representing the Subscription Receipts, to execute in the Subscriber’s name and on its behalf all closing receipts and required documents, to complete and correct any errors or omissions in any form or document provided by the Subscriber in connection with the subscription for the Subscription Receipts and to exercise any rights of termination contained in the Agency Agreement;

(b)	to extend such time periods and to waive, in whole or in part, any representations, warranties, covenants or conditions for the Subscriber’s benefit contained in this Subscription Agreement and the Agency Agreement or any ancillary or related documents;

(c)	to terminate this Subscription Agreement if any condition precedent is not satisfied, in such manger and on such terms and conditions as the Agents in their sole discretion may determine; and

(d)	without limiting the generality of the foregoing, to negotiate, settle, execute, deliver and amend the Agency Agreement, the Subscription Receipt Agreement and the Warrants.

ARTICLE 9 - COMMISSION

9.1

Fee to the Agents

The Subscriber understands that in connection with the issue and sale of the Subscription Receipts pursuant to the Offering, the Agents will receive from the Corporation on Closing, a cash fee equal to 6.0% of the gross proceeds of the Offering of Subscription Receipts. The Corporation will also issue to the Agents compensation options (the "Compensation Options") that will be automatically exchanged, without payment of additional consideration, on the Exchange Date, for Broker Warrants entitling the Agents to acquire that number of Common Shares as is equal, in the aggregate, to 3.0% of the total number of Subscription Receipts issued on Closing pursuant to the Offering at the U.S. dollar equivalent of the Subscription Receipt Price (calculated at the Closing Date), or such other price as permitted by the TSX, exercisable during the period ending 24 months from the closing of the Offering. No other fee or commission is payable by the Corporation in connection with the completion of the Offering. However, the Corporation will pay certain fees and expenses of the Agents in connection with the Offering as set out in the Agency Agreement.

ARTICLE 10 - COLLECTION OF PERSONAL INFORMATION

10.1

Collection of Personal Information

The Subscriber acknowledges and consents to the fact that the Corporation and the Agents are collecting the Subscriber’s (and any beneficial purchaser for which the Subscriber is contracting hereunder) personal information for the purpose of completing the Subscriber’s subscription. The Subscriber acknowledges and consents to the Corporation and Agents retaining the personal information for so long as permitted or required by applicable law or business practices. The Subscriber further acknowledges and consents to the fact that the Corporation or the Agents may be required by Securities Laws, stock exchange rules and/or Investment Industry Regulatory Organization of Canada rules to provide regulatory authorities any personal information provided by the Subscriber respecting itself (and any beneficial purchaser for which the Subscriber is contracting hereunder). The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of all beneficial purchasers for which the Subscriber is contracting. In addition to the foregoing, the Subscriber agrees and acknowledges that the Corporation or the Agents, as the case may be, may use and disclose its personal information, or that of each beneficial purchaser for whom it is contracting hereunder, as follows:

(a)	for internal use with respect to managing the relationships between and contractual obligations of the Corporation, the Agents and the Subscriber or any beneficial purchaser for whom the Subscriber is contracting hereunder;

(b)	for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to Canada Revenue Agency;

(c)	for disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trades and similar regulatory filings;

(d)	for disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

(e)	for disclosure to professional advisers of the Corporation or the Agents in connection with the performance of their professional services;

(f)	for disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with the Subscriber’s prior written consent;

(g)	for disclosure to a court determining the rights of the parties under this Subscription Agreement; or

(h)	for use and disclosure as otherwise required or permitted by law.

The contact information for the officer of the Corporation who can answer questions about this collection of information is as follows:

Daniel Kunz, President U.S. Geothermal Inc. 1505 Tyrell Lane Boise, Idaho 83706 Telephone: (208) 424-1027 Facsimile: (208) 424-1030

The Subscriber acknowledges that the Corporation is required to file with the Ontario Securities Commission ("OSC") a report setting out the Subscriber’s name, address and telephone number, the number and type of securities issued, the date of issuance and the purchase price of the securities issued to the Subscriber. Such information is collected indirectly by the OSC under the authority granted to it in securities legislation, for the purposes of the administration and enforcement of the securities legislation of Ontario. By submitting this Subscription Agreement, the Subscriber authorizes such indirect collection of the information by the OSC. The following official can answer questions about the OSC’s indirect collection of the information:

Administrative Assistant to the Director of Corporate Finance Suite 903, Box 5520 Queen Street West Toronto, Ontario M5H 3S8 Telephone: (416) 593-8086 Facsimile: (416) 593-8252

ARTICLE 11 - MISCELLANEOUS

11.1

Further Assurances

Each of the parties hereto upon the request of each of the other parties hereto, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

11.2

Notices

(a)

Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile tested prior to transmission to such party, as follows:

(i)	in the case of the Corporation, to:

U.S. Geothermal Inc. 1505 Tyrell Lane Boise, Idaho 83706

Attention: Daniel Kunz, President Fax: (208) 424-1030

with a copy to:

Goodmans

355 Burrard Street, Suite 1900 Vancouver, British Columbia V6C 2G8

Attention: Bruce Wright Fax: (604) 682-7131

(ii)	in the case of the Subscriber, at the address specified on the face page hereof, with a copy to the Agents at:

Dundee Securities Corporation

Dundee Place - 1 Adelaide Street East, Suite 2700 Toronto, Ontario M5C 2V9

Attention: Clarke Herring Fax: (416) 350-3312

(b)

Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by fax or electronic transmission, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

(c)	Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

11.3

Time of the Essence

Time shall be of the essence of this Subscription Agreement and every part hereof.

11.4

Costs and Expenses

All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

11.5

Applicable Law

This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of British Columbia and the laws of Canada applicable therein. Any and all disputes arising under this Subscription Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of British Columbia and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such province.

11.6

Entire Agreement

This Subscription Agreement, including the Schedules hereto, constitutes the entire agreement between the parties with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Subscription Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid. This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

11.7

Counterparts

This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be delivered either in original or faxed form and the parties adopt any signature received by a receiving fax machine as original signatures of the parties.

11.8

Electronic Delivery of Subscription

The Corporation shall be entitled to rely on delivery by fax or e-mail of an executed copy of this Subscription Agreement, including the completed Schedules to this Subscription Agreement, and acceptance by the Corporation of the fax or e-mail copy shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms of this Subscription Agreement.

11.9

Amendments

The provisions of this Subscription Agreement may only be amended with the written consent of the other parties hereto.

11.10

Assignment

This Subscription Agreement may not be assigned by either party except with the prior written consent of the other parties hereto.

11.11

Enurement

This Subscription Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

11.12

Language

Each of the Corporation and the Subscriber hereby acknowledges that it has consented and requested that all documents evidencing or relating in any way to the Subscription Receipts and this Subscription Agreement be drawn up in the English language only. La Société et le souscripteur reconnaissent par les présentes avoir consenti et demandé que tous les documents faisant foi ou se rapportant de quelque manière a la vente d’actions ordinaires de la société et à la présente convention de souscription soient rédigés en anglais seulement.

11.13

Contractual Right of Action for Rescission.

By its acceptance and acknowledgement of this offer, the Corporation hereby agrees to provide a right of rescission as hereinafter set forth, which right shall be exercisable by the Subscriber and any subsequent holders from time to time of the Subscription Receipts:

In the event that a holder of a Subscription Receipts, who acquires a Common Share and a half of one Warrant upon exercise of a Subscription Receipt, is or becomes entitled under applicable securities legislation to the remedy of rescission by reason of the Prospectus relating to the issue of Common Shares and Warrants on exercise thereof or any amendment thereto containing a misrepresentation, such holder shall be entitled to rescission not only of the holder's exercise of its Subscription Receipts but also of the private placement transaction pursuant to which the Subscription Receipts were initially acquired, and shall be entitled in connection with such rescission to a full refund of all consideration paid to the Agents or the Corporation, as the case may be, on the acquisition of the Subscription Receipts. In the event such holder is a permitted assignee of the interest of the original Subscription Receipts subscriber, such permitted assignee shall be entitled to exercise the rights of rescission and refund granted hereunder as if such permitted assignee was such original subscriber. The foregoing is in addition to any other right or remedy available to a holder of the Subscription Receipts under section 114 of the Securities Act (British Columbia), section 130 of the Securities Act (Ontario) or otherwise at law.

SCHEDULE "B"

Final Terms

Private Placement of Subscription Receipts

July 31, 2009

Issuer:	U.S. Geothermal Inc. (the "Company").

Offering:

8,100,000 Subscription Receipts (the "Subscription Receipts"). On the Exchange Date (as defined below), each Subscription Receipt will, subject to adjustment, be automatically exchanged, without additional consideration, for one Unit (a "Unit") consisting of one common share (a "Share") of the Company and one half of one common share purchase warrant (a "Warrant").

Size of Offering:	CAD$10,935,000

Price:	CAD $1.35 per Subscription Receipt

Use of Proceeds:

The net proceeds of the offering will be used for drilling and exploration at Neal Hot Springs and general working capital. Upon closing of the offering, the proceeds of the offering will be immediately available to the Company and will not be subject to escrow.

Terms of Warrants:	Each whole Warrant will entitle the holder thereof to acquire one Share (the "Warrant Shares") of the Company for a period of 24 months following Closing at a price of US$1.75 per Share.

Each Warrant shall contain net, or cashless, exercise provisions (payable in Shares) which may be utilized by the holder at any time commencing 6 months following the closing of the offering, in the event that a resale registration statement covering the Warrant Shares filed with the Commission is not effective and usable.

Filing of Canadian Prospectus:

The Company will, as soon as practicable following the closing of the offering, file a prospectus (the "Canadian Prospectus") in each of the Offering Jurisdictions qualifying the distribution of the Units upon exchange of the Subscription Receipts. The Company will use commercially reasonable efforts to obtain a receipt for the final Canadian Prospectus in each of the Offering Jurisdictions as soon as practicable thereafter.

Exchange Date:

The Exchange Date will be the date which is the earlier of: (a) the date on which a receipt is issued (or is deemed to be issued) for the final Canadian Prospectus in each of the Offering Jurisdictions; and (b) the date which is four months and one day after the closing of the offering.

Hold Periods

Transfer of the Subscription Receipts and the underlying securities are subject to all applicable securities laws and the Subscription Receipts may not be transferred to insiders of the Company. As described in more detail below, for those investors who are not "affiliates" of the Company, as defined under the US Securities Act, the securities sold under the offering will be subject to a "hold period" that will expire on the earlier of:

a)	for all securities including the Warrant Shares, upon obtaining both a receipt for a final prospectus in Canada and effectiveness of a resale registration statement in the United States; and

b)	for all securities other than the Warrant Shares, 6 months after Closing and, in the case of the Warrant Shares, 6 months after the date of exercise.

Resale Restrictions and Filing of U.S. Registration Statement:

The securities issued in the offering, and issuable upon exchange or exercise, are "restricted securities" as defined in Rule 144 under the U.S. Securities Act, and may not be resold without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available. The Company agrees to file a registration statement with the U.S. Securities and Exchange Commission (the "Commission") for resale of the Common Shares and the Common Shares underlying the Warrants and the Broker Warrants (as defined below) under the US Securities Act as soon as practicable after Closing, and, to use commercially reasonable efforts to cause the registration statement to become effective and to remain effective until two years after Closing. Subject to the foregoing, pursuant to National Instrument 45-102, the Subscription Receipts (and underlying securities) issuable on the Closing Date and the Common Shares issuable on exercise of the Warrants and the Broker Warrants will be subject to a four month hold period in all of the provinces of Canada, commencing on the Closing Date. A "legend" in the form prescribed by National Instrument 45-102 or other applicable securities legislation, including US securities laws, or stock exchange rules will appear on the securities certificates, together with such additional legends as may be appropriate in the circumstances. Notwithstanding the Company’s agreement to file a resale registration statement, the Company may delay or suspend the effectiveness of the Registration Statement (a "Delay Period") if the board of directors of the Company determines in good faith that the disclosure of material non-public information at such time would be detrimental to the Company and its subsidiaries, taken as a whole; provided that the term of any Delay Period and any period(s) during which the registration statement is not available to enable holders to effect resales thereunder, shall extend the period the registration statement is required to be effective. The aggregate Delay Period for all pending developments shall not exceed 45 calendar days in any 180- day period. Notwithstanding the foregoing, the Company shall use its commercially reasonable efforts to ensure that the registration statement is declared effective and its permitted use is resumed following a suspension as promptly as practicable and that in no event will a Delay Period be in effect or the ability of holders to effect resales under such registration statement be impaired during any period in which the Company is effecting a primary public offering of its securities in the United States or Canada, thus giving effect to the intention that purchasers in this offering shall have the ability to effect public resales of their securities at the same time and on the same basis as purchasers in any such primary public offering.

Offering Jurisdictions:

Private placement to "accredited investors" in all provinces of Canada, other than Québec (collectively, the "Offering Jurisdictions"), and into the United States pursuant to Regulation D under the United States Securities Act of 1933, as amended or in such other manner as to not require registration under the U.S. Securities Act, and jurisdictions other than Canada and the United States, provided that the Company is not required to file a prospectus or other disclosure document or become subject to continuing reporting obligations in such other jurisdictions.

Form of Offering:	Marketed, subject to an agency agreement containing "disaster out", "due diligence", "regulatory out" and "material adverse change out" clauses running to Closing.

Listing and Regulatory Approval:	The Shares trade on the Toronto Stock Exchange under the symbol "GTH" and on the NYSE Amex under the symbol "HTM".

B-2

The Warrants will not be listed for trading.

The closing of the offering is subject to approval of the Toronto Stock Exchange and the NYSE Amex.

Eligibility for Investment:	Subject to standard qualifications, the Subscription Receipts and underlying securities will be eligible for investment for RRSPs, RESPs, RRIFs, DPSPs and TFSAs under the Income Tax Act (Canada).

Agents:	Dundee Securities Corporation, Clarus Securities Inc. and Toll Cross Securities Inc.

Agency Fee:	6.0%

Broker Warrants:

In addition to the Agency Fee, the Corporation will issue to the Agents Special Warrants. On the Exchange Date, the Agents Special Warrants will be automatically exchanged, without additional consideration, into Broker Warrants exercisable for a period of 24 months following the Closing to purchase at the Offering Price that number of shares as is equal to 3.0% of the aggregate number of Subscription Receipts purchased under the offering. The Canadian Prospectus will also qualify the distribution of the Broker Warrants upon the exchange of the Agents Special Warrants.

Pricing:	July 31, 2009

Closing:	August 12, 2009

B-3

SCHEDULE "C"

CERTIFICATE OF SUBSCRIBERS

UNITED STATES ACCREDITED INVESTOR CERTIFICATE

TO:

U.S. GEOTHERMAL INC. (THE "CORPORATION")

AND TO:

DUNDEE SECURITIES CORPORATION, CLARUS SECURITIES INC., and TOLL CROSS SECURITIES INC. (the "Agents")

AND TO:

DUNDEE SECURITIES INC. AND TOLL CROSS SECURITIES USA INC.

RE:

SUBSCRIPTION FOR SUBSCRIPTION RECEIPTS OF THE CORPORATION

Capitalized terms not otherwise defined herein shall have the meanings attributed thereto in the subscription agreement to which this certificate was attached.

The undersigned (the "Subscriber") represents, warrants and covenants to the Corporation that:

1.     the Subscriber (and if the Subscriber is acting on behalf of a principal, then also for the principal for whom the Subscriber is acting) satisfies one or more of the categories of "accredited investor" as that term is defined in Rule 501 of the Securities Act of 1933, as amended (the "U.S. Securities Act"), by virtue of the Subscriber being:

[please indicate "Sub" for Subscriber, and if acting on behalf of one or more beneficial purchaser, "BP" for each beneficial purchaser]

___	Category 1.

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Subscription Receipts, with total assets in excess of US$5,000,000

___	Category 2.	A natural person whose individual net worth or joint net worth with that person’s spouse, at the date hereof, exceeds US$1,000,000

___	Category 3.

A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year

___	Category 4.

A trust that: (a) has total assets in excess of US$5,000,000, (b) was not formed for the specific purpose of acquiring the Subscription Receipts, and (c) is directed in its purchases of securities by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Subscription Receipts

___	Category 5.

Any bank as defined in Section 3(a)(2) of the U.S. Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the U.S. Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; or any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors

___	Category 6.	Any director or executive officer of the issuer of the securities being offered or sold.

___	Category 7.	A private business development as defined in Section 202(a)(22) of the Investment Advisors Acts of 1940

___	Category 8.	An entity, other than a trust, in which all of the equity owners satisfy the requirements of one or more of the foregoing categories

2.     (a) if the undersigned is the Subscriber, he or she is making the above statement based on personal knowledge of his or her financial situation and has reviewed personal financial documentation with an accountant, financial advisor or other financial professional, if necessary, to determine that the above statement is true; or (b) if the undersigned is other than the Subscriber, he or she is making the above statement based on a review, if necessary, of the financial statements of the Subscriber for the most recently completed financial year and any interim financial statements prepared since the end of such financial year and has undertaken such other review and due diligence necessary to determine and certify that the Subscriber is an "accredited investor" as that term is defined in Rule 501(a) or any entity in which all of the equity owners are "accredited investors" under the U.S. Securities Act; and

3.     the Subscriber understands that the Corporation is relying on this certificate as evidence of the Subscriber’s status as an institutional "accredited investor" in accordance with Rule 501(a) of the U.S. Securities Act and further understands that the Corporation may, in its sole discretion, require the Subscriber to execute a new and separate certificate each time the Subscriber subscribes for additional Subscription Receipts.

DATED at _____________this ______day of ____________________________, 200__.

_________________________________	_________________________________
Signature of Subscriber (if an individual)	Name of Subscriber (if not an individual)

_________________________________	Per: ______________________________
Name of Subscriber (if an individual)	(Signature of Authorized Representative)

_________________________________
Name and Title of Authorized Representative

B-2

SCHEDULE "D"

CANADIAN ACCREDITED INVESTOR CERTIFICATE

The Subscriber or the disclosed principal, as the case may be, hereby represents, warrants and certifies (by completing and signing this certificate below) on its own behalf or, if applicable on behalf of those for whom the Subscriber is contracting hereunder, to the Corporation and its counsel (which representations, warranties and certifications shall survive Closing) and acknowledges that the Corporation and its counsel are relying thereon that the Subscriber, or, if applicable, its disclosed principal, is a resident of or otherwise subject to the securities legislation of a province or territory of Canada, the Subscriber or such disclosed principal is an "accredited investor", as such term is defined in National Instrument 45-106 – Prospectus and Registration Exemptions ("NI 45-106") and, as at the time the subscription is accepted by the Corporation, the Subscriber or the disclosed principal, as the case may be, will fall within one or more of the following categories (Please initial one or more, as applicable):

___	(a)	a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

___	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

___	(c)

a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

___	(d)

a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer registered under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

___	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

___	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

___	(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

___	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

___	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

___	(j)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

___	(k)

an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current year;

___	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

___	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

___	(n)

an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in section 2.10 of NI 45-106 and section 2.19 of NI 45-106, or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of NI 45-106;

___	(o)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

___	(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

___	(q)

a person acting on behalf of a fully managed account managed by that person, if that person(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction. And (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

___	(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or other adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

___	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

___	(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

___	(u)	an investment fund that is advised by a person registered as an advisor or a person that is exempt from registration as an advisor; or

___	(v)

a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia after September 14, 2005.

For the purposes of the representation and warranties set out above, the terms set out below shall have the following meanings:

"bank" means a bank named in Schedule I or II of the Bank Act (Canada);

"Canadian financial institution" means

(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(b)

a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

"director" means

(a)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(b)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

"EVCC" means an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia), and whose business objective is making multiple investments;

"eligibility adviser" means

(a)

a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(b)

in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not (i) have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and (ii) have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

"financial assets" means

(a)	cash,

(b)	securities, or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

"fully managed account" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

"individual" means a natural person, but does not include a partnership, unincorporated association, unincorporated organization, trust or a natural person in his or her capacity as trustee, executor, administrator or other legal personal representative;

"instrument" means National Instrument 45-106 Prospectus and Registration Exemptions of the Canadian Securities Administrators;

"investment fund" means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an EVCC and a VCC;

"jurisdiction" means a province or territory of Canada except when used in the term foreign jurisdiction;

"mutual fund" has the meaning ascribed to such term under the securities legislation of the applicable jurisdiction;

"non-redeemable investment fund" means an issuer:

(a)	whose primary purpose is to invest money provided by its securityholders,

(b)	that does not invest,

(i)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(ii)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(c)	that is not a mutual fund;

"officer" means the chair, any vice chair of the board of directors, the president, any vice president, the secretary, the assistant secretary, the treasurer, the assistant treasurer, and the general manager of a company, and any other person designated an officer or a company by law or similar authority, or any individual acting in a similar capacity on behalf of the issuer;

"person" includes

(a)	an individual,

(b)	a corporation,

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

"related liabilities" means

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(b)	liabilities that are secured by financial assets;

"Schedule III bank" means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

"spouse" means, an individual who,

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

"subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

"VCC" means a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), whose business objective is making multiple investments.

Control

A person (first person) is considered to control another person (second person) if

(a)

the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or

(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

* * * * * * * * *

The foregoing representations contained in this certificate are true and accurate as of the date hereof and will be true and accurate as of the Closing Date. If any such representations shall not be true and accurate prior to the Closing Date, the Subscriber shall give immediate notice to the Corporation.

EXECUTED by the Subscriber at _______________this ______day of ________________, 200__.

If a corporation, partnership or other entity:	If an individual:

_________________________________	_________________________________
Print Name of Subscriber	Print Name

_________________________________	_________________________________
Signature of Authorized Signatory	Signature

_________________________________	_________________________________
Name and Position of Authorized Signatory	Jurisdiction of Residence

_________________________________	_________________________________
Jurisdiction of Residence	Print Name of Witness

_________________________________
Signature of Witness

SCHEDULE "E"

CERTIFICATE OF NON-CANADIAN SUBSCRIBERS
(OTHER THAN U.S. SUBSCRIBERS)

The Subscriber, on its own behalf and (if applicable) on behalf of others for whom it is contracting hereunder, further represents, warrants and covenants to and with the Corporation (and acknowledges that the Corporation is relying thereon) that it is, and (if applicable) any beneficial purchaser for whom it is contracting hereunder is, a resident of, or otherwise subject to, the securities legislation of a jurisdiction other than Canada or the United States, and:

(a)	the Subscriber is, and (if applicable) any other purchaser for whom it is contracting hereunder, is:

(i)

a purchaser that is recognized by the securities regulatory authority in the jurisdiction in which it is, and (if applicable) any other purchaser for whom it is contracting hereunder is resident or otherwise subject to the securities laws of such jurisdiction, as an exempt purchaser and is purchasing the Subscription Receipts as principal for its, or (if applicable) each such other purchaser’s, own account, and not for the benefit of any other person; or

(ii)

a purchaser which is purchasing Subscription Receipts pursuant to an exemption from any prospectus or securities registration requirements (particulars of which are enclosed herewith) available to the Corporation, the Subscriber and any such other purchaser under applicable securities laws of their jurisdiction of residence or to which the Subscriber and any such other purchaser are otherwise subject to, and the Subscriber and any such other purchaser shall deliver to the Corporation such further particulars of the exemption and their qualification thereunder as the Corporation may reasonably request;

(b)

the purchase of Subscription Receipts by the Subscriber, and (if applicable) each such other purchaser, does not contravene any of the applicable securities laws in such jurisdiction and does not trigger: (i) any obligation to prepare and file a prospectus, an offering memorandum or similar document, or any other ongoing reporting requirements with respect to such purchase or otherwise; or (ii) any registration or other obligation on the part of the Corporation;

(c)

the Subscriber, and (if applicable) any other purchaser for whom we are contracting hereunder will not sell or otherwise dispose of any Subscription Receipts, except in accordance with applicable securities laws in Canada and the United States, and if the Subscriber, or (if applicable) such beneficial purchaser sells or otherwise disposes of any Subscription Receipts to a person other than a resident of Canada or the United States, as the case may be, the Subscriber, and (if applicable) such beneficial purchaser, will obtain from such purchaser representations, warranties and covenants in the same form as provided in this Schedule D and shall comply with such other requirements as the Corporation may reasonably require.

Dated at _____________this ________day of _______________, 200____.

Name of Subscriber
By: _________________________________
Signature

_________________________________
Title

SCHEDULE "F"

REGISTRATION RIGHTS

Capitalized terms not otherwise defined herein shall have the meanings attributed thereto in the Subscription Agreement to which this schedule is attached. The terms of this Schedule "F" are incorporated by reference into the Subscription Agreement to which it is attached.

Section 1.     Definitions. As used in this Schedule, the following terms have the respective meanings set forth in this Section 1:

"Advice" has the meaning set forth in Section 7(c).

"Brokers Shares" means the shares of Common Stock issued or issuable upon exercise of the Broker Warrants issued pursuant to the terms of the Agency Agreement.

"Commission" means the U.S. Securities and Exchange Commission.

"Effective Date" means the date on which the Registration Statement is first declared effective by the Commission.

"Effectiveness Period" has the meaning set forth in Section 2(a).

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Holder" or "Holders" means the Investors and other holder or holders, as the case may be, from time to time of Registrable Securities.

"Indemnified Party" has the meaning set forth in Section 6(c).

"Indemnifying Party" has the meaning set forth in Section 6(c).

"Investor" means the Subscriber pursuant to the Subscription Agreement to which this Schedule is attached.

"Losses" has the meaning set forth in Section 6(a).

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Prospectus" means the final prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

"Registrable Securities" means: (i) the Shares, (ii) the Warrant Shares, (ii) the Brokers Shares, and (iii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event. Such securities will cease to be Registrable Securities upon transfer pursuant to the Registration Statement or Rule 144 under the Securities Act or at such time as such securities become transferable without any restrictions or limitations in accordance with Rule 144(b) (or any successor provision).

"Registration Statement" means the registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to such registration statements or Prospectus, including pre and post effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference therein.

"Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

"Securities Act" means the United States Securities Act of 1933, as amended.

"Shares" means the shares of Common Stock issued or issuable to the Investors pursuant to the Subscription Agreement.

"Trading Day" means any day on which the TSX or the AMEX is open for trading.

"Warrant Shares" means the shares of Common Stock issued or issuable upon exercise of the Warrants issued pursuant to the Subscription Agreement.

Section 2. Registration.

(a)

The Company shall prepare and file with the Commission the Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415, on Form S-3 (or on such other form appropriate for such purpose or necessary if the Company does not qualify for the use of Form S-3). Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of the Registration Statement) the "Plan of Distribution" attached hereto as Annex A. The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as possible and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective and available for use by Holders under the Securities Act until the date which is the earlier of (i) two years after the Closing Date or (ii) such time as all of the Registrable Securities covered by the Registration Statement have been publicly sold by the Holders or (iii) at such time as all of the Registrable Securities become transferable without any restrictions or limitations in accordance with Rule 144(b)(1) (or any successor provision) (the "Effectiveness Period").

(b)

Within three business days following the date on which the Registration Statement is declared effective by the Commission, and assuming no stop-order has been issued with respect to the Registration Statement, the Company shall furnish to each Holder a letter, dated such date, of outside counsel representing the Company addressed to such Holder, confirming such effectiveness and, to the knowledge of such counsel, the absence of any stop order.

(c)

Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Schedule as Annex B (a "Selling Holder Questionnaire") no later than the Closing Date. The Company shall not be required to include the Registrable Securities of a Holder in the Registration Statement who fails to furnish to the Company a fully completed Selling Holder Questionnaire by the later of (i) the Closing Date or (ii) at least five Trading Days prior to the date of filing of the Registration Statement or pre-effective amendment to the Registration Statement (in no event is the Company required to delay filing the Registration Statement or any pre-effective amendment thereto). Each Holder also agrees to provide the Company with such other information as may be reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, including but not limited to providing such information in a timely manner regarding itself, the Registrable Securities and other securities of the Company held by it and the intended method of disposition of the Registrable Securities as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities. The Company shall not be required to include the Registrable Securities of a Holder who fails to provide such reasonably requested information or who objects to the inclusion of required disclosure in the Registration Statement regarding such Holder, the Registrable Securities and other securities of the Company held by it and the intended method of disposition of the Registrable Securities.

(d)

Notwithstanding Section 2(a) hereof, the Company may delay or suspend the effectiveness of the Registration Statement (a "Delay Period") if the board of directors of the Company determines in good faith that the disclosure of material non-public information ("Pending Developments") at such time would be detrimental to the Company and its subsidiaries, taken as a whole; provided that if a Delay Period occurs or if, for any other reason, after effectiveness the Registration Statement is not available to enable Holders to effect resales thereunder, the term of any Delay Period(s) and period(s) during which the Registration Statement is otherwise unavailable for use in effecting such resales, the period during which the Registration Statement shall be required to remain effective specified in clause (i) of Section 2(a) of this Schedule "F" shall be extended by the aggregate of the term(s) of any Delay Period(s) or other period(s) during which the Registration Statement may not be used by Holders to effect resales thereunder. Notwithstanding the foregoing, in no event will a Delay Period be in effect or the ability of the holders of the Securities, the Compensation Options, the Broker Warrants or the common shares underlying these securities to effect resales under such registration statement be impaired during any period in which the Company is effecting a primary public offering of its securities in the United States or Canada so that holders of the Securities, the Compensation Options, the Broker Warrants and the common shares underlying these securities shall have the ability to effect public resales of their securities at the same time and on the same basis as purchasers in any such primary public offering.

The aggregate Delay Period for all Pending Developments shall not exceed 45 calendar days in any 180-day period. Notwithstanding the foregoing , the Company shall use its commercially reasonable efforts to ensure that the Registration Statement is declared effective and its permitted use is resumed following a suspension as promptly as practicable. The Company shall not be required to specify in the written notice to the Holders the nature of the event giving rise to the Delay Period. The notice of the existence of a Pending Development shall remain confidential to such Holder until such information otherwise becomes public, unless disclosure by the Holder is required by law and provided that notwithstanding such Holder’s agreement to keep such information confidential, each such Holder makes no acknowledgment that any such information is material, non-public information.

Section 3. Registration Procedures.

In connection with the Company's registration obligations hereunder, the Company shall:

(a)

Not less than five Trading Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any Prospectus or any amendments or supplements thereto to which a majority of the Holders of Registrable Securities object in good faith, provided that the Company is notified of such objection in writing no later than five Trading Days after the Holders have been so furnished copies of a Registration Statement or any Prospectus or amendments or supplements thereto. The Company and the Holders agree to act in good faith to resolve such objections of the Holders.

(b)

(i) prepare and file with reasonable promptness with the Commission such amendments, including post effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the Registrable Securities for the Effectiveness Period; (ii) cause the Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statement and the disposition of all Registrable Securities covered by the Registration Statement.

(c)

Notify the Holders as promptly as reasonably possible (and, in the case of (i)(A) and (iv) below, not less than three Trading Days prior to such filing and, in the case of (v) below, not less than three Trading Days prior to the financial statements in any Registration Statement becoming ineligible for inclusion therein) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of the Registration Statement and whenever the Commission comments in writing on the Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a Selling Stockholder or to the Plan of Distribution, but not information which the Company believes would constitute material and non- public information); and (C) with respect to the Registration Statement or any post effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other Federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading., and (vi) the occurrence of a Delay Period.

(d)

Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)

Furnish to each Holder, without charge, at least one conformed copy of the Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished) promptly after the filing of such documents with the Commission.

(f)

Promptly deliver to each Holder, without charge, copies of each Prospectus or Prospectuses and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g)

The Company shall, at its own expense, cooperate with the Agents and U.S. broker-dealers who, in connection with any resale, may reasonably be considered to be acting as underwriters, with respect to any filing made by any of them with the Financial Industry Regulatory Authority Inc. ("FINRA") Corporate Financing Department pursuant to NASD Rule 2710(b)(4)(a)(i) so as to permit such filing and any amendments thereto to be made on a timely basis, if required.

(h)

Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Subscription Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(i)

Upon the occurrence of any event contemplated by Section 3(c)(v), use its commercially reasonable efforts to ensure that the use of the Registration Statement or Prospectus may be resumed as promptly as practicable and shall promptly prepare a supplement or amendment, including a post effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall be entitled to exercise its right under this section 3(i) to suspend the availability of a Registration Statement or Prospectus for an aggregate period, including any Delay Period, not to exceed 45 calendar days in any 180-day period. Notwithstanding the foregoing, in no event will such a suspension be in effect during any period in which the Company is effecting a primary public offering of its securities in the United States or Canada, so that holders of the Securities, the Compensation Options, the Broker Warrants and the common shares underlying these securities shall have the ability to effect public resales of their securities at the same time and on the same basis as purchasers in any such primary public offering.

(j)	Comply with all applicable rules and regulations of the Commission.

Section 4. Obligations of Each Holder. In connection with the registration of Registrable Securities pursuant to the Registration Statement, each Holder shall:

(a)

in the event of an underwritten offering of such Registrable Securities in which such Holder participates, enter into a customary and reasonable underwriting agreement and execute such other documents as the Company and the managing underwriter for such offering may reasonably request; and

(b)	notify the Company when it has sold all of the Registrable Securities held by it.

Section 5. Registration Expenses.  All fees and expenses incident to the performance of or compliance with this Schedule by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and auditors, and other reasonable counsel fees and expenses, and including, without limitation, fees and expenses (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any trading market or exchange on which the Common Stock is then listed for trading, (C) with respect to filing fees of FINRA pursuant to FINRA Rule 5110, and (D) with respect to fees relating to compliance with applicable state securities or Blue Sky laws in connection with Blue Sky qualifications or exemptions of the Registrable Securities, (ii) messenger, telephone and delivery expenses, (iii) fees and disbursements of counsel for the Company, (iv) Securities Act liability insurance, if the Company so desires such insurance, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Schedule. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Schedule (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

Section 6. Indemnification.

(a)

Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement or Schedule, indemnify and hold harmless each Holder, the officers, directors, agents, investment advisors, brokers (including brokers who offer to sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call effected on a Holder), partners, members and employees of each of them (and any other persons with a functionally equivalent role of a person holding such titles or performing such functions, notwithstanding a lack of such title or any other title), each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating (1) to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, and (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement and Schedule, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. The Company shall notify the Holders promptly in writing of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Schedule.

(b)

Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon: (x) such Holder's failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent that, (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)

Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement and Schedule, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel to the Indemnified Party that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)

Contribution. If a claim for indemnification under Section 6(a) or 6(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses (by reason of public policy or otherwise), then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

Section 7. Miscellaneous.

(a)

Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(b)

Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop transfer orders to enforce the provisions of this paragraph. The Company will use its commercially reasonable efforts to ensure that the use of the prospectus may be resumed as promptly as is practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of Registrable Securities pursuant to Section 3(c)(v) and (vi) hereunder shall be subject to the limitations set forth in the last sentence of Section 3(h).

(c)

Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Schedule.

(d)

Amendments and Waivers. The provisions of this Schedule, including the provisions of this Section 7(d), may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of no less than a majority interest of the Registrable Securities (treated together as a single class). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates.

(e)

Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be provided in accordance with the terms of the Subscription Agreement to which this Schedule is attached; provided however, that all written notices or copies of documents required to be provided pursuant to this Schedule may be electronic copies transmitted electronically to the Holder’s email address as set forth on the Selling Shareholder Questionnaire, or at set other email address as provided to the Company by the Holder.

(f)

Successors and Assigns. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. The rights under this Schedule shall be automatically assignable by the Investors to any transferee of 1,000 (one thousand) Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) the transfer of assignment is completed prior to the effectiveness of the Registration Statement or immediately following such transfer or assignment if the further disposition of the securities is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Subscription Agreement.

(g)

Severability. If any term, provision, covenant or restriction of this Schedule is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h)	Headings. The headings in this Schedule are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)

Independent Nature of Holders' Obligations and Rights. The obligations of each Holder under this Schedule are several and not joint with the obligations of each other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Schedule. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Schedule. Each Holder acknowledges that no other Holder will be acting as agent of such Holder in enforcing its rights under this Schedule. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Schedule, and it shall not be necessary for any other Holder to be joined as an additional party in any Proceeding for such purpose. The Company acknowledges that each of the Holders has been provided with the same Schedule for the purpose of closing a transaction with multiple Holders and not because it was required or requested to do so by any Holder.

ANNEX A

Plan of Distribution

Each Selling Stockholder (the "Selling Stockholders") of the common stock ("Common Stock") of U.S. Geothermal Inc., a corporation incorporated pursuant to the laws of the State of Delaware (the "Company") and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the NYSE Amex, Toronto Stock Exchange or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

  block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker dealer as principal and resale by the broker dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

  broker dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

  a combination of any such methods of sale;

  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

  any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

Broker dealers engaged by the Selling Stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any underwriter or other person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would not exceed customary fees and commissions.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of Common Stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the Common Stock. There is no underwriter or coordinating broker acting in connection with the proposed sale of the Common Stock by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) two years following closing, or (ii) such time as all shares covered by the registration statement have been sold publicly. The Common Stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Common Stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Common Stock may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. We have advised each Selling Stockholder that it may not use shares registered under this Registration Statement to cover short sales of Common Stock made prior to the date on which this Registration Statement shall have been declared effective by the Securities and Exchange Commission. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

ANNEX B

SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

The undersigned beneficial owner of common stock (the "Registrable Securities") of U.S. Geothermal Inc., a Delaware corporation (the "Company"), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Registrable Securities, in accordance with the terms of the Registration Rights (the "Registration Rights Agreement") to which this document is annexed. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

IF NOT DELIVERED TO THE UNDERWRITERS PRIOR TO CLOSING OF THE OFFERING, PLEASE FAX OR EMAIL A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

Kimberley R. Anderson
Dorsey & Whitney LLP
1420 Fifth Avenue, Seattle WA 98101
Fax: 206.260.8917
Email: anderson.kimberley@dorsey.com

NOTICE

The undersigned beneficial owner (the "Selling Securityholder") of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	NAME.

(a)	Full Legal Name of Selling Securityholder
_____________________________

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:
_____________________________

(c)

Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire – ENTITIES MUST COMPLETE THIS QUESTION):

2.	ADDRESS FOR NOTICES TO SELLING SECURITYHOLDER:

Telephone: ________________
Fax : _____________________
Email: ____________________
Contact Person: ____________

3.	BROKER-DEALER STATUS:

(a)	Are you a broker-dealer?

Yes ___ No ___

(b)	If "yes" to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company.

Yes ___ No ___

Note: If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes ___ No ___

(d)

If you are an affiliate of a broker-dealer. do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ___ No ___

Note: If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.	BENEFICIAL OWNERSHIP OF SECURITIES OF THE COMPANY OWNED BY THE SELLING SECURITYHOLDER.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Subscription Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Securityholder:

_______________________________

5.	RELATIONSHIPS WITH THE COMPANY:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

____________________________________

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated: ____________________	Beneficial Owner: ____________
By: _______________________
Name: _____________________
Title: ______________________